SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2003

Metawave Communications Corporation
 (Exact name of Registrant as specified in its charter)

Delaware	0-24673	91-1673152
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15231 NE 95th Street
Redmond, WA 98052
 (Address of principal executive offices)(zip code)

(425) 702-5600
 (Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

        Metawave Communications Corporation, a Delaware corporation (“Metawave Communications”), has filed its monthly operating report for the month of June 2003 (the “Monthly Report”) with the United States Bankruptcy Court for the Western District of Washington in Case No. 03-11272, portions of which are attached hereto as Exhibit 99.1. The Monthly Report was filed pursuant to Rule 2015 under the United States Bankruptcy Code, in connection with Metawave Communication’s voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.

         The Company cautions readers not to place undue reliance upon the information contained in the Monthly Report. The Monthly Report contains information that has not been audited or reviewed by independent accountants, is limited in scope, covers a limited time period and is in a format prescribed by the applicable bankruptcy laws, which does not represent financial information in accordance with generally accepted accounting principles. There can be no assurance that the Monthly Report is complete. Opening amounts on the UST-12, Comparative Balance Sheet were established as estimated recoverable values and estimated claims payable at the time of the Company's bankruptcy filing (January 31, 2003). The Monthly Report also contains information for periods different from those contained in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended. The Company undertakes no obligation to update or revise the Monthly Report.

Item 7.                Financial Statements and Exhibits

(c) Exhibits. 99.1 Monthly Bankruptcy Report for the month of June 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAWAVE COMMUNICATIONS CORPORATION (Registrant)

Date: August 8, 2003	By: /s/ Randy Scheer Randy Scheer Vice President of Finance

INDEX TO EXHIBITS
Exhibit Number	Description
99.1	Monthly Bankruptcy Report for the month of June 2003.

Exhibit 99.1

Metawave Communications Corporation
UST-12, Comparative Balance Sheet
Case Number 03-11272

	May 30, 2003	June 30, 2003
ASSETS
Current Assets
Cash	2,911,035	2,946,896
Accounts Receivable (net)	22,000	22,000

Other Current Assets
Inventory	50,000	50,000
Insurance Recovery Receivable	557,027	557,027
Other Receivables	188,425	185,589
Prepaid Insurance	20,551	20,551
Prepaid Legal Expenses	55,000	55,000
Total Other Current Assets	871,002	868,167
Total Current Assets	3,804,037	3,837,062
Fixed Assets
Equipment	108,336	40,000
Patents	1,040,000	1,040,000
Total Fixed Assets	1,148,336	1,080,000
Other Assets
Rent Deposits	16,732	6,800
TOTAL ASSETS	4,969,104	4,923,862

LIABILITIES AND EQUITY
Liabilities
Post-Petition Liabilities
Accounts Payable
Post - Accounts Payable	12,326	7,343
Post - Accrued Legal Expense	393,298	464,862
Post - Deferred Revenue	-	-
Post - Employee Benefits	439	2,673
Post - Payroll & Bonus Payable	32,379	26,834
Post - Taxes Payable	5,663	5,663
Total Post-Petition Liabilities	444,105	507,374

Pre-Petiton Liabilities
Unsecured Debt	1,471,494	1,471,494
Priority Debt
Employee Benefits	2,667	2,667
Taxes	586,471	586,471
Wages	61,060	61,060
Priority Debt	650,198	650,198
Secured Debt	472,027	472,027
Total Pre-Petition Liabilities	2,593,719	2,593,719
Total Liabilities	3,037,824	3,101,093

Equity
Preferred	20,000,074	20,000,074
Capital Stock	340,460,278	340,460,278
Opening Bal Equity	(358,529,072)	(358,637,582)
Total Equity	1,931,280	1,822,769
TOTAL LIABILITIES AND EQUITY	4,969,104	4,923,862

Metawave Communications Corporation
UST-13, Comparative Income Statement
Case Number 03-11272

	May 2003	June 2003
Sales	571,887	-
Cost of Goods Sold	209,035	-
Gross Profit	362,852	-
Other Operating Expenses
Officers' Salaries	65,562	54,207
Other Salaries	26,117	15,344
Employee Benefits/Payroll Taxes	13,200	88
Insurance	57,113	-
Rent	8,876	9,001
General and Administrative	90,160	76,666
Total Other Operating Expenses	261,028	155,306
Net Operating Loss	101,824	(155,306)
Other Income	3,074	1,216
Gain on Change in Accounting Estimate - Accrued Warranty Payable	-	-
Gain on Sale of Assets	139,606	15,510
Loss on Change in Accounting Estimate - Insurance Recovery Receivable	-	-
Gain/Loss from Termination of Lease Agreements	-	30,069
Net Income(Loss)	244,504	(108,511)